Exhibit 3.60

ARTICLES OF INCORPORATION OF

HLC CORPORATION

I.

FIRST:  The name of the corporation is HLC CORPORATION.

II.

SECOND:  The corporation’s purposes are:

(a)                                 Primarily to engage in the specific business of commercial printing including, without limitation, the printing of textbooks, scientific, trade, juvenile, and other books;

(b)                                 Generally to engage in any business related or unrelated to that described in subparagraph “(a)” above as from time to time authorized or approved by the Board of Directors of this corporation; and

(c)                                  To qualify to do business and to conduct business in any or all of the states, territories and dependencies of the United States and in the District of Columbia and in foreign countries and in any part of the world;

(d)                                 To act as a partner or a joint venturer or in any other legal capacity as authorized or approved by the corporation’s Board of Directors;

(e)                                  To have and to exercise all rights and powers from time to time granted to a corporation by law, including, without limitation, the power to

(1)                                 Acquire, hold, lease, encumber, convey or otherwise dispose of real and personal property within or without the State of California, and take real and personal property by will, gift or bequest;

(2)                                 Assume any obligations, enter into any contracts, or do any acts incidental to the transaction of its business or to the issue or sale of its securities, or expedient for the attainment of any corporate purposes;

(3)                                 Borrow money and issue bonds, debentures, notes, and evidences of indebtedness, and secure the payment or performance of its obligations by mortgage or otherwise;

(4)                                 Acquire, subscribe for, hold, own, pledge, and otherwise dispose of and represent shares of stock, bonds, and securities of any other corporation, domestic or foreign;

(5)                                 Purchase or otherwise acquire its own bonds debentures, or other evidences of its indebtedness or obligations, and purchase or otherwise acquire its own shams, and redeem shares which are subject to redemption;

(6)                                 Sue in any court;

(7)                                 Make donations for the public welfare or for charitable, scientific or educational purposes.

The above purpose clauses “(1)” through “(7)” of this Article SECOND, paragraph “(e)” shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

III.

THIRD:  The county in the State of California where the principal office for the transaction of the business of the corporation is the County of San Mateo.

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IV.

FOURTH:  (a) The number of Directors of the corporation is three.

(b)                                 The names and addresses of the persons who are appointed to act as first Directors are:

Donald K. Felt
90 Val Vista
Mill Valley, California  94941

John R. Reese
2198 Jackson Street
San Francisco, California  94115

Boyd K. Dyer
171 Graystone Terrace
San Francisco, California  94114

V.

FIFTH:  The corporation is authorized to issue only one class of stock.  The total number of shares which the corporation is authorized to issue is Twenty-five Thousand (25,000) shares, and the aggregate par value of all the shares is Twenty-five Thousand Dollars ($25,000), and the par value of each share is One Dollar ($1.00).

IN WITNESS WHEREOF the undersigned and above named incorporators and first directors of this corporation have executed these Articles of Incorporation on November 12, 1968.

/s/ Donald K. Felt
Donald K. Felt

/s/ John R. Reese
John R. Reese

/s/ Boyd K. Dyer
Boyd K. Dyer

3

CERTIFICATE OF MERGER

CERTIFICATE OF OFFICERS
OF
HLC CORPORATION

We, the undersigned, Robert O. Dehlendorf II and Albert J. Moorman, and each of us, hereby do certify that we are, and at all times herein mentioned have been, respectively the President and Secretary of HLC Corporation, a California corporation; and hereby do further certify and state:

(a)                                 That on the 12th day of June, 1969, at the hour of 4:30 o’clock in the afternoon of said day at 2750 Sand Hill Road, in the City of Menlo Park, State of California, there was duly held a special meeting of the Board of Directors of HLC Corporation;

(b)                                 That at said meeting the following resolution approving the terms and conditions of the Agreement of Merger dated December 20, 1968 between HLC Corporation, a California corporation, and Halliday Lithograph Corporation, a Massachusetts corporation, was adopted by the Board of Directors:

“RESOLVED, that the Agreement of Merger dated December 20, 1968 as previously entered into between this corporation and Halliday Lithograph Corporation, a Massachusetts corporation, be, and hereby is, approved and adopted.”

(c)                                  That all of the Directors present, constituting a quorum, voted in favor of said resolution;

(d)                                 That on the 12th day of June, 1969, at the hour of 4:20 o’clock in the afternoon of said day at 2750 Sand Hill Road, in the City of Menlo Park, State of California, there was duly held a special meeting of the shareholders of said corporation, and that at said meeting the terms and conditions of the Agreement of Merger were approved by the vote of all of the issued and outstanding shares of capital stock, namely, 1,000 shares;

(e)                                  That the total number of outstanding shares of capital stock is 1,000;

(f)                                   That notice of the time, place and purpose of said special meeting of shareholders was waived pursuant to California Corporations Code Section 2209; that the name of the surviving corporation is HLC Corporation, a California corporation, the name of which will be changed to “Halliday Lithograph Corporation” upon the filing of the Agreement of Merger and this Certificate with the Secretary of State of the State of California; and

(g)                                  That the Agreement of Merger with Halliday Lithograph Corporation, a Massachusetts corporation, filed with the Secretary of State of the State of California concurrently with this Certificate, pursuant to Section 4113 of the California Corporations Code is the agreement hereinabove referred to and sets forth the terms and conditions approved by said resolution of directors and vote of shareholders.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on this 23rd day of June, 1969.

/s/ Robert O. Dehlendorf II
Robert O. Dehlendorf II
President of HLC Corporation

[Corporate Seal]

/s/ Albert J. Moorman
Albert J. Moorman
Secretary of HLC Corporation

2

Robert O. Dehlendorf II and Albert J. Moorman, the President and Secretary, respectively, of HLC Corporation, a California corporation, each says:

I declare under penalty of perjury that the foregoing is true and correct.

Executed on the 23rd day of June, 1969, at Menlo Park, California.

/s/ Robert O. Dehlendorf II
Robert O. Dehlendorf II

/s/ Albert J. Moorman
Albert J. Moorman

3

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
HALLIDAY LITHOGRAPH CORPORATION

* * * * * *

We, Christopher G. Mumford, the Vice President and Dean. J. Dietrich, the Secretary of HALLIDAY LITHOGRAPH CORPORATION, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.                                      That we are the Vice President and the Secretary, respectively of HALLIDAY LITHOGRAPH CORPORATION, a California corporation.

2.                                      That an amendment to the articles of incorporation of this corporation has been approved by board of directors.

3.                                      The amendment so approved by the board of directors is as follows:

Article First of the Articles of Incorporation of this corporation is amended to read as follows:

“First:  The name of the corporation is ARCATA GRAPHICS HALLIDAY.”

4.                                      That the shareholders have adopted said amendment by written consent.  That the wording of said amendment as approved by the written consent of the shareholders is the same as that set forth in Article 3 above.  That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5.                                      The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or to give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve

Common	1,000	more than 50%

6.                                      That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote.  Said minimum percentage vote is set forth in article 5 of this certificate.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at San Francisco on October 8, 1985.

/s/ Christopher G. Mumford
Christopher G. Mumford
Vice President

/s/ Dean J. Dietrich
Dean J. Dietrich, Secretary

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CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
ARCATA GRAPHICS HALLIDAY

Christopher G. Mumford and Shelley A. Lorenzen certify that:

1.                                      They are the vice president and the secretary, respectively, of ARCATA GRAPHICS HALLIDAY, a California corporation.

2.                                      The articles of incorporation of this corporation are amended by adding Article Sixth, which reads as follows:

“SIXTH:  To the fullest extent permitted by law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

3.                                      The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.                                      The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code.  The total number of outstanding shares of the corporation is 1,000.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than fifty percent (50%).

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  July 31, 1992

/s/ Christopher G. Mumford
Christopher G. Mumford
Vice President

/s/ Shelley A. Lorenzen
Shelley A. Lorenzen
Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
ARCATA GRAPHICS HALLIDAY

* * * * * *

We, Pierre Poirier, Vice President, Legal Affairs, and Claudine Tremblay, Assistant Secretary, of Arcata Graphics Halliday, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.                                      That we are the Vice President and the Assistant Secretary, respectively, of Arcata Graphics Halliday, a California corporation.

2.                                      That an amendment to the articles of incorporation of this corporation has been approved by the Board of Directors.

3.                                      The amendment so approved by the Board of Directors is as follows:

Article First of the Articles of Incorporation of this corporation is amended to read as follows:

“First:  The name of the corporation is Quebecor Printing Halliday Inc.”

4.                                      That the shareholders have adopted said amendment by written consent.  That the wording of said amendment as approved by the written consent of the shareholders is the same as that set forth in Article 3 above.  That said written consent was signed by the holders of outstanding shares having not less than the minimum number of votes of shareholders necessary to approve said amendment in accordance with Seal 902 of the California Corporation Code.

5.                                      The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve

Common	1,000	more than 50%

6.                                      That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote.  Said minimum percentage vote is set forth in Article 5 of this certificate.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Montreal, Canada on September 6, 1994.

/s/ Pierre Poirier
Pierre Poirier
Vice President, Legal Affairs

/s/ Claudine Tremblay
Claudine Tremblay
Assistant Secretary

2

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1.                                      They are Marie D. Hlavaty, Vice President, General Counsel & Secretary and Raynald Lecavalier, Assistant Secretary of the corporation.

2.                                      The name of the corporation is:  Quebecor Printing Halliday Inc.

3.                                      Article First of the Articles of Incorporation of this corporation is amended to read as follows:  The name of the corporation is Quebecor World Halliday Inc.

4.                                      The foregoing amendment has been duly approved by the board of directors.

5.                                      The foregoing amendment has been duly approved by the sole shareholder of the ten (10) issued and outstanding shares of common stock, in accordance with California Corporations Code Section 902.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Sept. 1, 2000
Date
/s/ Marie D. Hlavaty
Marie D. Hlavaty, Vice President
General Counsel & Secretary

/s/ Raynald Lecavalier
Raynald Lecavalier,
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QUEBECOR WORLD HALLIDAY INC.
*****

The undersigned CERTIFY THAT:

1.                                      They are the president and secretary, respectively, of QUEBECOR WORLD HALLIDAY INC., a California corporation.

2.                                      Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

“First:  The name of the Corporation is Novink Halliday Corp.”

3.                                      Article FIFTH of the Articles of Incorporation of this corporation is amended to add the following section:

“(b) The corporation shall be prohibited from issuing nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the United States Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Section 101-1532, as in effect on the date hereof.”

4.                                      The foregoing amendments of Articles of Incorporation have been duly approved by the board of directors.

5.                                      The foregoing amendments of Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code.  The total number of outstanding shares of the corporation is one thousand.  The number of shares voting in favour of the amendment equalled or exceeded the vote required.  The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  July 7, 2009

By:	/s/ David McCarthy
Name: David McCarthy
Title: President

By:	/s/ Marie-E. Chlumecky
Name: Marie-E. Chlumecky
Title: Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NOVINK HALLIDAY CORP.

******

The undersigned hereby CERTIFY THAT:

1.                                      They are the president and secretary, respectively, of NOVINK HALLIDAY CORP., a California corporation.

2.                                      Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

“First:  The name of the Corporation is World Color Halliday Corp.”

3.                                      The foregoing amendment of the Articles of Incorporation has been duly approved by the board of directors.

4.                                      The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code.  The total number of outstanding shares of the corporation is one thousand (1,000).  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  July 22, 2009

By:	/s/ David McCarthy
Name: David McCarthy
Title: President

By:	/s/ Marie-E. Chlumecky
Name: Marie-E. Chlumecky
Title: Secretary